UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

15-Jul-04

GREENPOINT MORTGAGE SECURITIES LLC (as Sponsor under the Sale and Servicing Agreement, dated as of April 1, 2004, providing for the issuance of GreenPoint Home Equity Loan Trust 2004-2, Home Equity Loan Asset-Backed Notes)

Greenpoint Mortgage Securities LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-108405-03	20-0326233
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Wood Hollow Drive, Doorstop 32210 Novato, CA (Address of Principal Executive Offices)	94945 (Zip Code)

Registrant's telephone number, including area code:     800-462-2700

Item 5.  Other Events

On  15-Jul-04 a scheduled distribution was made from the Trust to holders of the Certificates. The Trustee has caused to be filed with the Commission, the Monthly Report dated  15-Jul-04. The Monthly Report is filed pursuant to and in accordance with (1) numerous no-action letters (2) current Commission policy in the area.

Item 7.  Monthly Statements and Exhibits

(C) Exhibits

The following is filed herewith. The exhibit number corresponds with Item 601(b) of Regulation S-K.

Exhibit No. 99.1

Monthly Distribution Report dated:  15-Jul-04

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:  U.S. Bank National Association, as  Indenture Trustee  for:

GreenPoint Home Equity Loan Trust

Variable Rate Asset Backed Notes

Series 2004-2

By:

/s/ Melissa Rosal

Name:

Melissa Rosal

Title:

Vice President

Dated:  23-Jul-04

Index to Exhibits

Exhibit No. 99.1

Monthly Distribution Report dated:  15-Jul-04